Investor **Presentation**

June 2026



A Proven Platform For **Long-Term Value Creation**

Favorable Apartment Tailwinds
Structural housing shortages and renter affordability trends support durable demand.

Resilient Financial Performance
Durable earnings and cash flow growth, underpinned by an investment grade balance sheet.

Diversified, High-Quality Portfolio
Market and price point diversification across desirable coastal and sunbelt markets provide low risk and consistent growth.

Disciplined Capital Allocation
Data-driven, collaborative investment process supported by proprietary analytics tools to convert data into actionable insights that drive cash flow growth.

Best-in-Class Operating Platform
Operational excellence drives consistent revenue growth outperformance, margin advantage, high resident satisfaction, and low resident turnover.

Proven, Long-Term Shareholder Returns
Established track record of double-digit total shareholder returns including consistent dividends, now distributed on a monthly basis.

UDR **At A Glance**

Leading
S&P 500 multifamily REIT

50+ Year
Track record of superior, dependable shareholder returns

~$20 Billion
Enterprise Value

Monthly Dividend Distributions
Beginning July 2026

6% annual	214	~$9 Billion	11%
Dividend increase over last 16 years	Consecutive quarters of dividends paid	Dividends paid over 50+ years	Total Stock Return CAGR since 1985

Diverse Portfolio

~60,000
Apartment homes

22
US Markets


UDR Markets

Financial measures and other terms, as used in this presentation, are defined and further explained in the related Definitions and Reconciliations presentation.

How Rent Becomes **Monthly Dividends for Shareholders**

1st Residential REIT to offer Monthly Dividends

A simple, predictable model designed to align cash distributions to shareholders with the timing of rental receipts:



A Thriving Community
Residents live in a place they're proud to call home. UDR's residents stay longer than the industry average.



UDR Manages & Operates
Rent supports day-to-day operations, property upkeep, and community services.



Monthly Distributions
UDR pays monthly dividends to shareholders, providing more frequent returns.



Rent is Paid Each Month
UDR's residents value high-quality service and amenities.



Net Cash Flow Remains
After expenses, cash is consistently available for distribution to shareholders.

Proven Track-Record
214 Consecutive Quarters of Dividends Paid

~$9 Billion
Paid in Dividends to Shareholders over 50+ Years

142%
Cumulative Dividend Growth Since 2010

UDR®

Favorable
Apartment Tailwinds


FIORI

Durable Tailwinds Driving **Apartment REIT Outperformance**



Ongoing shortage of affordable single-family U.S. housing with elevated home prices and mortgage rates

---

Demographic and lifestyle shifts have resulted in an increased propensity to rent apartments

---

Forward apartment supply outlook is moderating, with a meaningful decline in new competitive stock in the years ahead

Fundamental Drivers Supporting **UDR Apartment Demand**

Steady Rent-to-Income Ratio

Average UDR household income is 2.5x higher than the median income, supporting renter affordability.



Rent-to-Income Ratio
Long-Term Average
25%
24%
23%
22%
21%
20%
2019
2020
2021
2022
2023
2024
2025

Attractive Relative Affordability

Nearly 60% less expensive to rent than own across UDR markets.



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-15%
-20%
-25%
-30%
-35%
-40%
-45%
-50%
-55%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

Metrics as of December 31, 2025, unless otherwise noted.
Source: Company documents, RealPage, U.S. Census Bureau.

Fundamental Drivers Supporting **UDR Apartment Demand**

Robust Demand

Above-average population concentrations in the mid-20's to mid-30's age cohorts support apartment rental demand.



U.S. Population by Age
Average (Ages 20 to 60)
5,000,000
4,500,000
4,000,000
3,500,000
20
25
30
35
40
45
50
55
60

Slowing Supply in UDR Markets

Multifamily completions (as a percentage of existing inventory) declined to historical average levels[(1)] in 2025 and are expected to trend lower in 2026 and 2027.



2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2025
2026e
2027e

(1) Historical Average is defined as the period from 2000 through 2019.
Metrics as of March 31, 2026, unless otherwise noted.
Source: Company documents, RealPage, U.S. Census Bureau.

Diversified, High-Quality Portfolio



Balanced Market & Submarket Exposure Drives **Resilient Earnings Power**

Dynamic Exposure

Varied price point exposure captures both premium and value-oriented demand



Luxury (A-Quality)
Market Rate (B-Quality)
Coastal
Sunbelt
47%
53%
38%
62%

Suburban and market mix positions UDR's portfolio to capture demand across cycles



Suburban
Urban
Coastal
Sunbelt
61%
39%
88%
12%

Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.

Coastal markets support cash flow through durable demand and constrained supply.

Sunbelt markets benefit from demographic and economic trends, supporting demand and growth.

Northeast/Mid-Atlantic
40% of Net Operating Income



West Coast
35% of Net Operating Income

Sunbelt
25% of Net Operating Income

Guiding Principles of **Value Creation**

Operational Excellence

- History of same-store growth outperformance via best-in-class operations, technology, and data
- Deployed initiatives that enhance resident retention and bolster cash flow growth, including innovation-driven services and amenities valued by residents

Dynamic Capital Allocation

- Direct capital to accretive opportunities across development, acquisitions, and redevelopment, among other uses
- Ability to pivot priorities over time, supported by data-driven, collaborative approach to capital allocation with deep execution capabilities and disciplined investment oversight

Strategic Portfolio Exposures

- Leverage proprietary data-driven technology to inform portfolio allocation decisions at the asset and micro-market level

Relative Earnings and Cash Flow per Share Growth → Total Shareholder Return Outperformance

Operations

Enhance performance & efficiency

Capital Allocation

Disciplined investment & growth

Portfolio Exposures

Data-driven portfolio optimization

Best-In-Class
Operating Platform



Leveraging Data + AI to Drive Smarter Operating Decisions

Customer Experience

Assess more than 1 million daily data elements to understand resident satisfaction and behavior.

+

Machine Learning

Leverage AI to increase the predictive nature of corrective actions and to increase the lifetime value of a resident.

+

Proactive Outreach

Insights guided more than 30,000 unique high-value touchpoints in 2025, which continues to drive peer-leading improvement in resident retention.

=

Outsized Growth

Long-term outperformance driven by higher occupancy, innovative ancillary income initiatives, and constrained expense growth to deliver a sustainable operating margin advantage and outsized same-store growth.

Enhancing Customer Experience Lengthens Average Resident Tenure, **Driving Higher Same-Store & Cash Flow Growth**

Industry-Leading Improvement

- Since the launch of UDR's enhanced Customer Experience in 2023, resident turnover has decreased by 890 basis points.
- Increased resident tenure by 15% to 2.3 years, reflecting the value and quality UDR delivers.
- Since 2023, UDR's 4-star and 5-star Google and Yelp reviews have more than tripled.

Value Creation

- Every 100 basis point decrease in trailing-twelve-month resident turnover equates to ~$3.5 million of increased cash flow, or 35 basis points of improved NOI growth.
- UDR's 1,100 basis point improvement in resident turnover versus pre-COVID levels equates to ~$38 million of increased annual cash flow.

Resident retention has improved more than 2x the peer average since 2023.



UDR
Peer Average
Change in TTM Resident Retention
9%
7%
5%
3%
1%
-1%
2023
2024
2025
2026

As residents stay longer, the share who leave to buy homes is at an all-time low.



UDR Move Outs to Buy Home
UDR Average Resident Tenure (years)
14%
13%
12%
11%
12%
11%
9%
6%
6%
5%
2.0
2.3
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Resilient **Financial Performance**



Operating Momentum Driving **Sustained Earnings Growth**

Same-Store Net Operating Income (NOI) growth and margin expansion supported by operating strength, innovation-driven ancillary income, and disciplined expense management.

Funds From Operations as Adjusted (FFOA) per share growth further enhanced by accretive acquisitions and development activity.



Same-Store NOI
$1.1 Billion
+90% Cumulative Growth
2010
2025



FFOA Per Diluted Share
$ per share
+133% Cumulative Growth
$1.09
$2.54
2010
2025

Strong Balance Sheet Positioned to **Fund Growth and Withstand Volatility** [1]

Sector-low weighted average interest rate, robust liquidity and strong leverage metrics support growth opportunities and reduce risk.

Available Liquidity of more than $1 Billion at March 31, 2026

Investment Grade

BBB+
S&P Unsecured Rating

Baa1
Moody's Unsecured Rating

3.4%
Sector-best weighted average interest rate

Strong Leverage Metrics

30%
Consolidated debt-to-enterprise value

5.6x
Consolidated net debt-to-EBITDAre

4.8x
Consolidated fixed charge coverage ratio

[1] Metrics as of March 31, 2026, unless otherwise noted.
Source: Company and peer documents.

Recent Updates: **2026 Revenue Growth Outlook**

First quarter and second quarter to-date results are consistent with guidance.[1]

Full-year 2026 guidance does not contemplate acceleration in second-half blended lease rate growth to achieve the midpoint of our same-store revenue growth outlook.

Components of 2026 Same-Store Revenue ("SSREV") Growth Guidance		Update
SSREV Growth	Low: 0.25% / Mid: 1.25% / High: 2.25%	**Markets**: San Francisco, New York, and Dallas are examples of markets where same-store revenue growth is trending ahead of expectations; Philadelphia and Orange County have shown strong positive momentum
Blended Lease Rate Growth	80 bps	**2Q26 Guidance**: +1.5% to +2.0% blended lease rate growth **New Lease Rate Growth**: Continued sequential acceleration
Innovation and Other Income	45 bps	**Other Income**: Mid-single-digit year-over-year growth
Occupancy and Bad Debt	0 bps	**Occupancy**: Mid-96% range, in-line with plan **YTD Resident Turnover**: 250bps year-over-year improvement; full-year guidance assumes stable results versus prior year

[1] As reported on April 29, 2026.
Source: Company documents.

Disciplined **Capital Allocation**



Data-Driven and Collaborative Approach to **Capital Allocation** Decisions

Orion Investment Analytics

Refined approach using UDR's proprietary data enterprise to better inform all capital allocation decisions.

+

Micro Location and Asset Selection

Evaluation of nearly 70 variables and 2,000 manipulations of these variables to identify how they drive relative rent and cash flow growth over time at the micro location and asset levels.

+

Market Selection

Evaluation of roughly 40 variables and nearly 800 manipulations of these variables to identify how they drive relative rent and cash flow growth over time at the market level.

=

Targeted Capital Allocation

Nearly 30,000 apartment communities, or roughly 7 million institutional quality apartment homes across 35 markets are continually evaluated to prioritize capital allocation opportunities that maximize value creation and shareholder return.

Introducing **Orion**: Identifying Capital Allocation Opportunities

Orion: The Hunter

UDR's proprietary Orion analytics platform hunts for mispriced investment opportunities across all forms of capital allocation, including acquisitions, dispositions, development, redevelopment, and capital expenditures by identifying non-consensus forward rental rate and cash flow growth opportunities. This enhances the probability of achieving outsized growth on every dollar spent.

Portfolio Construction

- Orion unlocks asset-level insights
- Asset characteristics are **1.5x to 2x more impactful** to forward relative rent growth compared to market selection

Capital Recycling

- Orion identifies assets with superior and inferior forward growth profiles
- These signals typically differ from consensus, suggesting asset mispricing

Scalability

- Orion leverages decades of proprietary data to inform decisions
- The platform enables continual screening across 7 million institutional quality apartment homes, with opportunities for increased breadth

Orion Case Study: **Capital Allocation that Drives Enhanced Growth**

The UDR Approach

Three Key Criteria to Capital Allocation

1) Future relative rent growth potential over the next 6 years (i.e., Orion's signal)
2) Operating upside potential
3) Capital expenditure needs

The four assets sold in 1Q 2026 screen inferior to the remaining UDR portfolio on all three key criteria while acquisitions in Washington, D.C. and Portland screen favorably in Orion.

Recently Sold Assets

Predicted average annual rent growth of approximately 140bps below UDR's 22 market average.






Recently Acquired Assets

Predicted average annual rent growth of approximately 120bps above UDR's 22 market average.





Proficient Stewards of Capital with Various **Value Creation Drivers**



Sources of Capital
Not Attractive
Cost
Attractive
Yes
Source in Size
No
Dispositions
Common Equity
Unsecured Debt
Secured Debt
JV Capital
Commercial Paper / LOC

Current Strategy: Sell assets to fund growth and execute share repurchases when equity trades at a material discount to NAV; we have executed on this playbook consistently over the last 20 years.

2026 Guidance: $360M to $600M of asset sales.

Considerations: Dispositions evaluated based on forward rent growth profile, capital expenditures, and operational upside.



Uses of Capital
Low
Risk-Adjusted Return
High
Large
Investment Opportunity
Small
Acquisitions
JV Acquisitions
Development
Share Repurchases
Debt and Preferred Equity
Redevelopment
NOI-Enhancing Cap Ex
Operating Platform

Current Priorities: (1) Share repurchases, (2) debt repayment, and (3) acquisitions and developments offering outsized growth potential.

2026 Guidance: $100M to $200M of acquisitions

Recent Activity: **$125 million of share repurchases quarter-to-date**, in addition to $218 million repurchased between September 2025 and March 2026.

Debt and Preferred Equity ("DPE") Investment Update

Enhanced Approach to DPE Investments since 2022

1) Focus on stabilized, income generating communities to enhance cash payments
2) More senior capital position (lower loan-to-value) compared to a ground-up development
3) Opportunistically acquire attractive assets

Completed / Planned Acquisitions

UDR acquired one Portland community in early-2Q 2026 ($73M property value) and is under agreement to acquire a second Portland community in early-3Q 2026 ($93M property value) from the same DPE partner. These opportunistic acquisitions screen well across future rent growth, operating upside potential, and low capital expenditure needs.

UDR is engaged in ongoing conversations with other DPE partners for future monetizations and potential acquisitions.



DPE Book Balance Walk
$ in millions
$700
$600
$500
$400
$300
$200
$100
$0
4Q 2025
Investments
Accruals
Maturities and Acquisitions
4Q 2026
$50M investment in May as part of a recapitalization of a stabilized NYC asset that UDR operates
UDR expects to finish 2026 with a DPE book balance of $250M to $300M


UDR
Proven Long-Term
Shareholder Returns

Track Record of Returning Capital Through **Consistent Dividend Growth**

214
Consecutive Quarters of Dividends Paid

6%
Average Annual Dividend Increase Since 2010

~$9 Billion
Dividends Paid Over 50+ Years

Annual Dividends

$ per share



$0.72
$0.80
$0.88
$0.94
$1.04
$1.11
$1.18
$1.24
$1.29
$1.37
$1.44
$1.45
$1.52
$1.68
$1.70
$1.72
$1.74
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

Demonstrated **Long-Term Outperformance** vs. Broader Market This Century

CAGR

10.6%
UDR

10.0%
NAREIT Equity Index

9.8%
NAREIT Equity Apartments Index

8.2%
S&P 500

Growth of $100 Invested (Jan 2000 – Apr 2026)[1]


UDR
$1,420
NAREIT Equity Index
$1,229
NAREIT Equity Apartments Index
$1,173
S&P 500
$796

(1) Data through April 30, 2026. Source: Nareit and S&P Capital IQ.

Corporate Governance & Sustainability Leadership

Top Workplace
Named a 2025 and 2026 Top Workplace and the 2024 and 2025 Top Workplaces winner in the Real Estate Industry

"Most Honored"
Earned Most Honored Company among large-cap REITs in the 2025 Extel All-America Executive survey,(1) including the #1 rated CEO, Board, and IR Team

Sector Leader
Recognized by GRESB as a Residential Multifamily Sector Leader twice since 2021

Responsibility
Consistently named one of America's Most Responsible Companies by Newsweek since 2022

Sustainable Development
Selected by USGBC as a LEED Homes Award recipient in the Outstanding Developer category

SDG Alignment
Aligned with 10 United Nations Sustainable Development Goals

Green Bonds
Two Green Bond issuances totaling $650 million of proceeds since 2019

Climate Tech Funds
Committed to invest $35M into strategic ESG and Climate Technology Funds

(1) This content was originally published by Extel Insights LLC on November 17, 2025, and is reproduced with their permission.
For additional details on UDR's sustainability goals and progress towards these goals, please refer to the Company's Corporate Responsibility website and its 7th annual Corporate Responsibility Report.
Source: Company documents.

Forward-Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "outlook," "guidance," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

Investor Relations Contact:

Trent Trujillo

ttrujillo@udr.com

720.283.6135

Definitions and Reconciliations

June 2026



Definitions and Reconciliations

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities and the Company's proportionate share of recurring capital expenditures on unconsolidated partnerships and joint ventures, that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page 11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page 10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page 10 of this presentation.

Definitions and Reconciliations

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page 10 of this presentation.

Contractual Return Rate: The Company defines Contractual Return Rate as the rate of return or interest rate that the Company is entitled to receive on a preferred equity investment or loan, as specified in the applicable agreement.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Definitions and Reconciliations

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page 10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Definitions and Reconciliations

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs, software transition related costs, and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page 11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page 11 of this presentation.

Definitions and Reconciliations

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	1Q 2026
Income/(loss) from unconsolidated entities	$ 19,696
Management fee	1,104
Interest expense	6,176
Depreciation	14,364
General and administrative	138
Preferred Equity Program (excludes loans)	(7,147)
Other (income)/expense	27
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	(17,031)
Total Joint Venture NOI at UDR's Ownership Interest	$ 17,327

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Definitions and Reconciliations

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Net income/(loss) attributable to UDR, Inc.	$ 189,831	$ 222,902	$ 40,409	$ 37,673	$ 76,720
Property management	13,758	13,937	13,952	13,747	13,645
Other operating expenses	9,415	7,947	6,975	7,753	8,059
Real estate depreciation and amortization	161,268	163,610	165,926	163,191	161,394
Interest expense	48,576	49,684	50,569	48,665	47,701
Casualty-related charges/(recoveries), net	5,729	3,248	1,755	3,382	3,297
General and administrative	19,364	22,948	22,732	19,929	19,495
Tax provision/(benefit), net	455	37	382	258	158
(Income)/loss from unconsolidated entities	(19,696)	(4,934)	(14,011)	(3,629)	(5,814)
Interest income and other (income)/expense, net	(2,434)	(5,406)	(3,714)	(8,134)	(1,921)
Joint venture management and other fees	(2,528)	(4,281)	(2,570)	(2,398)	(2,112)
Other depreciation and amortization	3,335	4,451	7,009	7,387	7,067
(Gain)/loss on sale of real estate owned	(157,416)	(194,974)	-	-	(47,939)
Net income/(loss) attributable to noncontrolling interests	13,073	15,383	2,721	2,556	5,351
Total consolidated NOI	$ 282,730	$ 294,552	$ 292,135	$ 290,380	$ 285,101

Definitions and Reconciliations

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time. Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a straight-line basis, divided by the product of occupancy and the number of apartment homes. Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Definitions and Reconciliations

2026 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for the second quarter of 2026 and full-year 2026 to forecasted FFO and FFO as Adjusted per share and unit:

	2Q 2026		Full-Year 2026	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.12	$ 0.14	$ 0.91	$ 1.01
Conversion from GAAP share count	(0.01)	(0.01)	(0.07)	(0.07)
Net gain on the sale of depreciable real estate owned	-	-	(0.45)	(0.45)
Depreciation	0.50	0.50	2.02	2.02
Noncontrolling interests	0.01	0.01	0.06	0.06
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.62**	**$ 0.64**	**$ 2.48**	**$ 2.58**
Legal and other costs	-	-	0.01	0.01
Casualty-related charges/(recoveries)	-	-	0.02	0.02
Realized/unrealized (gain)/loss on real estate technology investments	-	-	(0.04)	(0.04)
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.62**	**$ 0.64**	**$ 2.47**	**$ 2.57**

Definitions and Reconciliations

Coverage Ratios		Quarter Ended March 31, 2026
Net income/(loss)	$	202,904
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		48,576
Real estate depreciation and amortization		161,268
Other depreciation and amortization		3,335
Tax provision/(benefit), net		455
Net (gain)/loss on the sale of depreciable real estate owned		(157,416)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		21,657
EBITDAre	$	280,779
Casualty-related charges/(recoveries), net		5,729
Legal and other costs		5,183
Realized and unrealized (gain)/loss on real estate technology investments		1,597
(Income)/loss from unconsolidated entities		(19,696)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(21,657)
Management fee expense on unconsolidated joint ventures		(1,104)
Consolidated EBITDAre - adjusted for non-recurring items	$	250,831
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	1,003,324
Interest expense, including debt extinguishment and other associated costs		48,576
Capitalized interest expense		2,163
Total interest	$	50,739
Preferred dividends	$	1,220
Total debt	$	5,663,316
Cash		(1,300)
Net debt	$	5,662,016
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**4.9x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.8x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items [(1)]		**5.6x**

(1) UDR's Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items is 5.5x when reducing total debt by the $134.8 million in proceeds due from a qualified intermediary related to the sale of real estate. The proceeds were received from the intermediary in April 2026 and were used to repay amounts outstanding under the Company's $1.3 billion line of credit.

Source: Company documents

Definitions and Reconciliations

In thousands, except per share and unit amounts	Three Months Ended March 31, 2026	2025
Net income/(loss) attributable to common stockholders	$ 188,611	$ 75,514
Real estate depreciation and amortization	161,268	161,394
Noncontrolling interests	13,073	5,351
Real estate depreciation and amortization on unconsolidated joint ventures	15,481	12,766
Net (gain)/loss on the sale of depreciable real estate owned, net of tax	(157,416)	(47,939)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 221,017	$ 207,086
Distributions to preferred stockholders - Series E (Convertible) (1)	1,220	1,206
FFO attributable to common stockholders and unitholders, diluted	$ 222,237	$ 208,292
FFO per weighted average common share and unit, basic	$ 0.63	$ 0.59
FFO per weighted average common share and unit, diluted	$ 0.63	$ 0.58
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	350,012	353,527
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	353,005	357,432
Impact of adjustments to FFO:		
Legal and other costs	$ 5,183	$ 3,805
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	(15,434)	211
Severance costs	-	499
Software transition related costs	-	2,967
Casualty-related charges/(recoveries)	5,729	3,297
Total impact of adjustments to FFO	$ (4,522)	$ 10,779
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 217,715	$ 219,071
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.62	$ 0.61
Recurring capital expenditures, inclusive of unconsolidated joint ventures	(20,699)	(18,405)
AFFO attributable to common stockholders and unitholders, diluted	$ 197,016	$ 200,666
AFFO per weighted average common share and unit, diluted	$ 0.56	$ 0.56

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2025, and December 31, 2024. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents

Forward-Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

Investor Relations Contact:

Trent Trujillo
ttrujillo@udr.com
720.283.6135